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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): September 10, 2002


                                The Future Fund
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             (Exact name of registrant as specified in its chapter)


         Illinois                        0-9202                36-3033727
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(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)          Identification No.)



         440 S. LaSalle St., 20th Floor, Chicago, IL              60605
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          (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 312-663-7500

                                 Not Applicable
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          (Former name or former address, if changed since last report)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On September 10, 2002, Heinold Asset Management, Inc., the general partner of The Future Fund (the "Partnership"), upon the recommendation of management and the approval of its Board of Directors, dismissed Ernst & Young LLP ("E&Y") and engaged PricewaterhouseCoopers LLP as the principal accountants of the Partnership for the year ended October 31, 2002.

         The reports of E&Y on the Partnership's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, accounting principles or any other matter.

         In connection with the audits of the Partnership's financial statements for the fiscal years ended October 31, 2000 and October 31, 2001 and the period October 31, 2001 through September 10, 2002, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to its satisfaction, would have caused it to make reference to the subject matter in connection with its report.

         A letter from E&Y dated September 10, 2002 addressed to the Commission is filed as an Exhibit to this Report.

         There have been no "reportable events" as such term is defined in Item 304 (a)(1)(v) of Regulation S-K during the two most recent fiscal years and any interim period.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(c)      Exhibits.

         16. A copy of the letter dated September 10, 2002, from E&Y, addressed to the Securities and Exchange Commission.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           The Future Fund
                                           By: Heinold Asset Management, Inc.
                                           General Partner of the Registrant

                                           /s/ THOMAS M. HARTE
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Dated: September 10, 2002                  Thomas M. Harte, President